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                                                                     EXHIBIT 3.7

                            BUSINESS CORPORATIONS ACT
                                   (SECTION 6)

                     ALBERTA CONSUMER AND CORPORATE AFFAIRS

                            ARTICLES OF INCORPORATION

1.   NAME OF CORPORATION:

NORTH AMERICAN CAISSON LTD.

2. THE CLASSES, AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE:

See attached Schedule "A".

3    RESTRICTIONS ON SHARE TRANSFERS (IF ANY):

Subject to the provisions of a Unanimous Shareholder Agreement, no shares of the Corporation shall be transferred without the sanction of a majority of the directors of the Corporation.

4. NUMBER, OR MINIMUM AND MAXIMUM NUMBER, OF DIRECTORS THAT THE CORPORATION MAY HAVE:

Minimum 1 - Maximum 15

5. IF THE CORPORATION IS RESTRICTED FROM CARRYING ON A CERTAIN BUSINESS, OR RESTRICTED TO CARRYING ON A CERTAIN BUSINESS, SPECIFY THE RESTRICTION(S):

None.

6.   OTHER RULES OR PROVISIONS (IF ANY):

See attached Schedule "B".

7.   DATE: January 22, 1991

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 INCORPORATOR'S NAME         ADDRESS                         SIGNATURE

                             1500, 10180 - 101 Street
 Linda Kambeitz              Edmonton, Alta. T5J 4K1      /s/ Linda Kambeitz
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                    SCHEDULE "A" TO ARTICLES OF INCORPORATION

                                       OF

                          NORTH AMERICAN CAISSON LTD.
                          --------------------------

          The Corporation is authorized to issue an unlimited number of shares, designated as Common Shares; the rights, privileges, restrictions and conditions attaching thereto are as follows:

1. The holders thereof shall have the right to vote at any Meeting of shareholders of the Corporation;

2. The holders thereof shall have the right to receive any dividend declared by the Corporation;

3. The holders thereof shall have the right to receive the remaining property of the Corporation on its dissolution, liquidation, winding up or other distribution of its assets or property among its shareholders for the purpose of winding up its affairs.

          The foregoing rights, privileges, restrictions and conditions are subject to the rights, privileges, restrictions and conditions attaching to any other class of shares now or hereafter created and expressed to rank in priority to the Common Shares.

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                    SCHEDULE "B" TO ARTICLES OF INCORPORATION

                                       OF

                          NORTH AMERICAN CAISSON LTD.
                          --------------------------

1.        The number of shareholders of the Corporation, exclusive of:

     1.1 persons who are in its employment or that of an affiliate (within the meaning of The Securities Act (Alberta)), and

     1.2 persons who, having been formerly in its employment or that of an affiliate (within the meaning of The Securities Act (Alberta)), were, while in that employment, shareholders of the Corporation and have continued to be shareholders of that Corporation after termination of that employment, is limited to not more than fifty persons, two or more persons who are the joint registered owners of one or more shares being counted as one shareholder.

2. Any invitation to the public to subscribe for securities of the Corporation is prohibited.

3. The directors may, between annual meetings, appoint one or more additional directors of the Corporation to serve until the next annual meeting, but the number of additional directors shall not at any time exceed one-third of the number of directors who held office at the expiration of the last annual meeting of the Corporation.